UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 23, 2006

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Zip Code)	(Address of Principal Executive Offices)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are re-filing this Form 8-K to clarify the following: The company’s CEO discussed the matters disclosed in this filing on February 27, 2006 with its independent accountant.

This 8-K was previously amended to add comments that certain section of the previously issued financial statements Form 10-KSB, 10-QSB for the first, second and third quarters of 2005 could no longer be relied upon and that those matters were discussed with the Company’s independent accountant by an authorized officer. The specific areas of the above filings affected are discussed below.

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The following forms: Form 10-KSB 2005, 10-QSB for the first, second and third quarters of 2005 were amended in June 2006 to restate the accompanying consolidated financial statements. In February 2006, management determined that the embedded conversion options in the $1 million senior secured convertible note, and the related warrants should have been recorded as derivative liabilities as of March 17, 2005 with changes in fair value charged to other income (expense) through December 31, 2005.

The effect as of December 31, 2005 and for the year then ended is as follows:

	1st Quarter	2nd Quarter	3rd Quarter	Annual
(a) Warrant liability increase (decrease)	$588,578	$(195,634)	$118,163	$494,233
(b) Increase (decrease) embedded conversion options	$455,463	$(170,869)	$83,207	$273,350
(c) Increase (decrease) in change in fair value	$63,767	$(366,503)	$201,370	$212,692
(d) Decrease to additional paid-in capital of	$98,275	$980,275	$980,275	$980,275
(e) Increase in liquidated damages	$00	$40,000	$60,000	$160,000
(f) Net Income	$149,716	$436,040	$16,431	$2,557,888
(g) Earning per share diluted	$0.00	$0.01	$0.00	$0.05

At the same time, the Company restated its financial statements for the year ended December 31, 2004. This action was taken as a result of an incorrect amortization time for the deferred consulting services contracts. The amortization was calculated over five years and it should have been over six years. Adjustments have been made to correct this error as follows:

	As Reported	As Adjusted	Differences
Compensation Expense	$1,647,466	$1,450,338	$197,128
Retained Deficit	$(2,558,613)	$(2,361,485)	$(197,128)

As a result of these restatements, management has determined that the previously issued financial statements listed above should no longer be relied upon.

The company’s CEO discussed the matters disclosed in this filing on February 27, 2006 with its independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IBSG INTERNATIONAL, INC.

Date: November 1, 2006	By:	/s/ Michael Rivers
Michael Rivers
President